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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 1, 2002
Commission File Number: 333-57209

OUTSOURCING SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-0597491
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25 Commerce Drive Allendale, NJ	07401
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (201) 785-1333

ITEM 2.    Acquisition or Disposition of Assets.

        Allendale, New Jersey:    On February 20, 2002, Outsourcing Services Group, Inc. sold its land and buildings of its Kolmar (Aust) Pty, Ltd., a wholly owned subsidiary located in Hornsby, Australia for $2.2 million to Tismor Properties Pty Limited and Shehade Hajje and Dawn Hajje. The net proceeds of the sale of the property will be used to pay down the Company's revolving credit facility. The land and building sold had been held by the Company and leased to J.C. Allan Australia Pty Limited since October 1998 in conjunction with the Company's sale of the operating assets and business to J.C. Allan Australia Pty Limited at that time.

        Outsourcing Services Group, Inc. is a leading global supplier of outsourced manufacturing and packaging services for the healthcare, cosmetics, personal care and household markets. Headquartered in Allendale, N.J., Outsourcing Services Group, Inc. maintains manufacturing operations throughout North America with approximately 2300 employees.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to signed on its behalf by the undersigned hereunto duly authorized.

OUTSOURCING SERVICES GROUP, INC.
Dated: March 1, 2002	By:	/s/ JOSEPH HEALY Joseph Healy Chief Executive Officer, President and Director (Principal Executive Officer)
Dated: March 1, 2002	By:	/s/ PERRY MORGAN Perry Morgan Chief Financial Officer, Vice President And Secretary (Principal Financial and Accounting Officer)

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ITEM 2. Acquisition or Disposition of Assets.
SIGNATURES